EXHIBIT 13.1
Certification Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, the undersigned officer of Eni SpA, a company incorporated under the laws of Italy (the “Company”), hereby certifies, to such officer’s knowledge, that:
(i)
the Annual Report on Form 20-F of the Company for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2017
/s/ CLAUDIO DESCALZI
Claudio Descalzi
Title: Chief Executive Officer
The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference with any filing under the Securities Act.
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